Exhibit 99.B(d)(58)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

INTECH Investment Management LLC

(f/k/a Enhanced Investment Technologies, LLC)

As of October 21, 2005, as amended March 9, 2006 and June 29, 2009

SEI Institutional Managed Trust

Large Cap Diversified Alpha Fund
Large Cap Growth Fund

Large Cap Value Fund

Large Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	INTECH Investment Management LLC

By:	By:

/s/ David F. McCann	/s/ Justin B. Wright

Name:	Name:

David F. McCann	Justin B. Wright

Title:	Title:

Vice President	Vice President and General Counsel

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

INTECH Investment Management LLC

(f/k/a Enhanced Investment Technologies, LLC)

As of October 21, 2005, as amended March 9, 2006 and June 29, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Diversified Alpha Fund	X.XX	%
Large Cap Growth Fund	X.XX	%
Large Cap Value Fund	X.XX	%
Large Cap Fund	X.XX	%

Agreed and Accepted:

SEI Investments Management Corporation	INTECH Investment Management LLC

By:	By:

/s/ David F. McCann	/s/ Justin B. Wright

Name:	Name:

David F. McCann	Justin B. Wright

Title:	Title:

Vice President	Vice President and General Counsel